                                                                       EXHIBIT 2

                           ACQUISITION AGREEMENT AND

                             PLAN OF REORGANIZATION



          THIS ACQUISITION AGREEMENT AND PLAN OF REORGANIZATION, (hereinafter referred to as the "Agreement") is made and entered into this 23rd day of October, 1996 by and between IDAHO LEADVILLE MINES COMPANY, a Washington corporation (hereinafter referred to as "Idaho") and TAMBORIL CIGAR COMPANY, a Delaware corporation (hereinafter referred to as "Tamboril").


                                    RECITALS

          WHEREAS, Idaho desires to acquire all of the issued and outstanding shares of Tamboril voting capital stock in exchange for 5,281,671 shares of authorized but previously unissued Idaho voting common stock, par value One Hundredth of a Cent ($.0001) per share (post-split as per Section 1.4 below), and pursuant to the terms and conditions set forth herein and as a tax free exchange pursuant to Section 351 of the Internal Revenue Code ("IRC");

          WHEREAS, the shareholders of Tamboril desire to exchange all of their shares of Tamboril capital stock for shares of Idaho common stock in the respective amounts set forth herein and as a tax free exchange pursuant to
Section 351 of the IRC;

          WHEREAS, the parties hereto desire to reorganize pursuant to Section 368(a)(1)(B) of the IRC, the management and operations of Idaho, to change the corporation name to "TAMBORIL CIGAR COMPANY" and to change the principal place of business of the corporation.

          NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:


                                   ARTICLE I

       SECTION 1.1        Acquisition and Plan of Reorganization.  The parties
                          --------------------------------------
agree that Idaho shall acquire all of the issued and outstanding shares of Tamboril capital stock, in exchange for Five Million Two Hundred Eighty-One Thousand Six Hundred Seventy-One (5,281,671) shares of authorized but previously unissued Idaho common stock par value $.0001 per share (post-split as per
Section 1.4 below). It is also agreed to by the parties hereto that by acquiring all of the shares of Tamboril capital stock, Idaho will acquire all rights, title and interest to all assets and property presently owned by Tamboril. Said assets and property may be subject to certain interest, liens
and/or encumbrances.   The parties hereto hereby further agree that (i) at the

Closing, hereinafter defined, Tamboril shall become a wholly-owned subsidiary of Idaho subject to the conditions and provisions of Section 1.5 hereof; (ii) as promptly as practicable after the effectiveness of the Closing, Idaho's corporate name shall be changed to "TAMBORIL CIGAR COMPANY"; (iii) as promptly as practicable after the Closing, the necessary steps shall be taken in order to reflect the relocation of Idaho's principal place of business to Miami Florida; and (iv) the management and operations of Idaho will be reorganized to become engaged in the current business endeavors of Tamboril.


       SECTION 1.2         Issuance of Shares.
                           ------------------

       (a) Upon the Closing of this Agreement, Idaho shall cause to be issued and delivered to the shareholders of Tamboril or their designees, stock certificates representing an aggregate of 5,281,671 shares (the "Idaho Shares") of Idaho voting common stock (post-split as per Section 1.4 below).

       (b) The Idaho Shares to be issued hereunder shall be authorized but previously unissued shares of Idaho common stock, and shall be issued to those persons and in the respective amounts set forth in Exhibit 1.2 annexed hereto and by this reference made a part hereof.

       (c) Of the Idaho Shares to be issued hereunder, 2,600,000 shares are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), and the recipients shall represent that they are acquiring the Idaho Shares for investment purposes only and without the intent to make a further distribution of the Idaho Shares. 2,606,671 of the Idaho Shares to be issued hereunder will be issued pursuant to Rule 504 and 25,000 shares will be issued pursuant to Rule 701 of the Securities Act. An additional 50,000 shares (post-split) of Idaho restricted stock will be issued to the shareholders of Idaho that owned Shares prior to the Closing of this Agreement. All Idaho Shares to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the restricted Idaho Shares to be issued hereunder shall bear the following, or similar legend:

          The shares represented by this certificate have not be registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold or otherwise transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

     SECTION 1.3  Closing.  The closing of this Agreement and the transactions
                  -------
contemplated hereby (the "Closing") shall take place on the 23rd day of October, 1996 (the

"Closing Date"), at a time and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of Article X of this Agreement. At the Closing:

     (a) Tamboril shall deliver to Idaho all stock certificates representing 100% of the issued and outstanding shares of Tamboril capital stock, so as to make Idaho the sole holder thereof, free and clear of all claims and encumbrances;

     (b) Idaho shall deliver to those persons list in Exhibit 1.2 stock certificates representing an aggregate of 5,281,671 shares of Idaho common stock of which certificates representing 2,600,000 shares shall bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

     (c) Idaho shall deliver an Officer's Certificate as described in Sections
9.1 and 9.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Idaho are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

     (d) Tamboril shall deliver an Officer's Certificate as described in Section
8.1 and 8.2 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Tamboril are true and correct as of, or have been, or will be fully performed and complied with within three (3) business days after the Closing Date;

     SECTION 1.4  Idaho Special Meeting of Shareholders.  In anticipation of
                  -------------------------------------
this Agreement and prior to the Closing, Idaho shall have taken all necessary and requisite action to call for a Special Meeting of Shareholders to be held on or before October 23, 1996, in order to transact the following business;

     (a) To ratify this Agreement and all transactions contemplated hereby;

     (b) To amend the Articles of Incorporation to change the corporate name to "TAMBORIL CIGAR COMPANY";

     (c) To ratify the proposal whereby the current issued and outstanding shares of Idaho common stock will be reverse split on a one (1) share for twenty
(20) shares basis and the par value of the common stock changed from $.001 per share to $.0001 per share;

     (d) To ratify the proposal to cancel 85% of the common stock held by shareholders of the Idaho before the Closing who vote in favor of the proposal to acquire Tamboril described above;

     (e) To accept the resignation of the current directors of the Idaho and to nominate and elect a new Board of Directors consisting of the following four nominees: Abraham Shafir, Thomas Knudson, Anthony Markofsky, and David Rector;

     (f) To amend the Articles of Incorporation to change the authorized capitalization of the Idaho to 20,000,000 shares of common stock, par value $.0001 per share;

     (g) To amend the Articles of Incorporation to change the State of incorporation of the Idaho from Washington to Delaware; however, if such action will in any way adversely affect Idaho's status as a public company, as determined by legal counsel, then such amendment shall not be made;

     (h) To ratify the proposal to sell the mining claims held by the Idaho to another entity to be formed by W. Mac Roberts and controlled by Mr. Roberts in exchange for stock in that new entity and $50,000,00.

     (i) To ratify the proposal to raise the money required to effectuate the acquisition described above through a private placement of the Idaho's common stock, par value $.0001 per share ("Common Stock").

     (j) To adopt restated Articles of Incorporation to reflect those amendments set forth above to change the fiscal year of Idaho to end on December 31 instead of October 31 and to make all other necessary and appropriate changes related thereto.

     SECTION 1.5  Consummation of Transaction.  If at the Closing, no condition
                  ---------------------------
exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Idaho shall file any additional necessary documents that may be required by the State of Washington.


                                   ARTICLE II

                       REPRESENTATIONS AND WARRANTIES OF
                         IDAHO LEADVILLE MINES COMPANY

     Idaho hereby represents, warrants and agrees that:

     SECTION 2.1  Organization of Idaho.  Idaho is a corporation duly organized,
                  ----------------------
validly existing and in good standing under the laws of the State of Washington, is duly qualified and in good standing as a foreign corporation in every jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Idaho owns any of the outstanding stock or other interests, or (ii) Idaho may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned. Idaho has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This

Agreement is the legal, valid and binding obligation of Idaho, enforceable against Idaho in accordance with its respective terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     SECTION 2.2  Capitalization of Idaho.  The authorized capital stock of
                  -----------------------
Idaho consists of 10,000,000 share of common stock, par value $.001 per share, of which 3,024,329 shares (pre-split) are presently issued and outstanding. Immediately following the proposed one share for twenty shares reverse stock split, there will be outstanding, prior to taking into consideration any rounding of fractional shares, approximately 151,216 shares of common stock, par value $.0001 per share, immediately prior to the issuance of the Idaho Shares as contemplated herein. All shares of Idaho common stock currently issued and outstanding have been duly authorized and validly issued and are fully paid and non-assessable, and have been issued in compliance with any and all applicable federal and state laws or pursuant to appropriate exemptions therefrom. There are no options, warrants, rights, calls, commitments or agreements of any character obligating Idaho to issue any shares of its capital stock or any security representing the right to purchase or otherwise receive any such stock. Shares of Idaho common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

     SECTION 2.3  Character Documents.  Certified copies of the Idaho Articles
                  -------------------
of Incorporation and By-Laws, as amended to date, are annexed hereto as Exhibit
2.3 and by this reference made a part hereof.

     SECTION 2.4  Corporate Documents.  The Idaho shareholders' list and
                  -------------------
corporate minute books are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meeting of shareholders and directors.

     SECTION 2.5  Financial Statements.  Idaho's financial statements for the
                  --------------------
fiscal years ended October 31, 1995, 1994 and 1993, and for the eleven month period ending October 21, 1996, copies of which are annexed hereto as Exhibit
2.5 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the period covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financing condition of Idaho, and results of its operations for the periods covered thereby. Except as otherwise disclosed to Tamboril in writing and as set forth herein, there has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Idaho taken as a whole from that reflected in the financial statements referred to in this Section 2.5.

     SECTION 2.6  Absence of Certain Changes or Events.  Since the date of the
                  ------------------------------------
latest Idaho financial statement attached hereto as Exhibit 2.5 and except as disclosed otherwise herein, Idaho has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct or indirect, (iii) incurred or suffered to be incurred any liability or obligation whatsoever, (iv) cause or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared or made any dividend, payment or distribution to stockholders or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock, (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in connection with the execution and performance of this Agreement.

     SECTION 2.7  Assets and Liabilities.  Idaho has good and marketable title
                  ----------------------
to all of its assets and property, free and clear of any and all liens, claims and encumbrances. As of the date hereof, Idaho does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Idaho financial statements.

     SECTION 2.8  Tax Returns and Payments.  All of Idaho's tax returns
                  ------------------------
(federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. Idaho has paid all taxes to be due on said returns, any assessments made against Idaho and all other taxes, fees and similar charges imposed on Idaho by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

     SECTION 2.9  Contracts.  Idaho is not a party to or bound by any contract
                  ---------
or commitment, including guaranty whether written or oral, except as otherwise disclosed in Exhibit 2.9.

     SECTION 2.10 Required Authorizations.  There have been or will be timely
                  -----------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Idaho or the consummation by it of the transactions contemplated hereby. Prior to the Closing, the shareholders of Idaho shall have approved this Agreement and the transactions contemplated hereunder and appropriate corporate filings shall have been made with the State of Washington.

     SECTION 2.11 Compliance with Law and Government Regulations.  Idaho is in
                  ----------------------------------------------
compliance with and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Idaho is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

     SECTION 2.12    Litigation.  There is no litigation, arbitration,
                     ----------
proceeding or investigation pending or threatened to which Idaho is a party or which may result in any material change in the business of condition, financial or otherwise, of Idaho or in any of its properties or assets, or which might result in any liability on the part of Idaho, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Idaho, there is no basis for any such litigation, arbitration, proceeding or investigation.

     SECTION 2.13 Trade Names and Rights.  Idaho does not use any trade mark,
                  ----------------------
service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or application, trade name, service marks, copyrights, copyright registrations or application. No person owns any trade mark, trade mark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of Idaho's business.

     SECTION 2.14 Governmental Consent.  No consent, approval, authorization or
                  --------------------
order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the party of Idaho is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated hereby with the exception of the necessary corporate filings with the State of Washington relating to the amendment of the Articles of Incorporation and the proposed exchange of shares.

     SECTION 2.15 Authority.  Idaho and its shareholders will, prior to the
                  ---------
Closing, approve this Agreement and the transactions contemplated hereby and will duly authorize the execution and delivery hereof. Idaho has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Idaho with the provisions hereof will not
(a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Idaho under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Idaho, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which Idaho is a party or by which it is bound; or (b) violate any order, writ injunction, decree, statute, rule or regulation applicable to Idaho or any of its properties or assets.

     SECTION 2.16 Full Disclosure.  None of the representations and warranties
                  ---------------
made by Idaho herein, or in any exhibit, certificate or memorandum furnished or to be furnished by Idaho, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                                 ARTICLE III

                   COVENANTS OF IDAHO LEADVILLE MINES COMPANY


     SECTION 3.1  Conduct Prior to the Closing.  Between the date hereof and the
                  ----------------------------
Closing:

     (a) Idaho will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of Tamboril;

     (b) Idaho will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of Tamboril;

     (c) Idaho will not authorize, issue, sell, purchase or redeem any shares of its capital stock or any options or other rights to acquire it capital stock,
without the   prior written consent of Tamboril;

     (d) Idaho will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Tamboril in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) Idaho will not incur any indebtedness for money borrowed, or issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction other than in the regular course of business, except to comply with the terms of this Agreement, without the prior written consent of Tamboril.

     (f) Idaho shall grant to Tamboril and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all of its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Tamboril and such representatives all information relating to Idaho as Tamboril may reasonably request, and shall extend to Tamboril the opportunity to meet with Idaho's accountants and attorneys to discuss the financial condition of Idaho; and

     (g) Except for the transactions contemplated by this Agreement, Idaho will conduct its business in the normal course, and shall not sell, pledge or assign any of its assets without the prior written consent of Tamboril.

     SECTION 3.2  Affirmative Covenants.  Prior to Closing, Idaho will do the
                  ---------------------
following:

     (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

     (b) Promptly notify Tamboril in writing of any material adverse change in the financial condition, business, operations or key personnel of Idaho, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an exhibit annexed hereto and made a part hereof;

     (c) Obtain approval of this Agreement from its shareholders;

     (d) Nominate at the Idaho Special Meeting of Shareholders a new Board of Directors, nominees to be Abraham Shafir, Thomas Knudson, Anthony Markofsky, and David Rector;

     (e) Reserve, and promptly after the Closing, issue and deliver to Tamboril or its designees the number of shares of Idaho common stock required hereunder;

     (f) Take the necessary corporate action to amend its Articles of Incorporation to change its name to "TAMBORIL CIGAR COMPANY";

     (g) Take all other necessary corporate actions to accomplish those items set forth in Section 1.4 hereof.


                                   ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             TAMBORIL CIGAR COMPANY

     Tamboril hereby represents, warrants and agrees that:

     SECTION 4.1  Organization of Tamboril.  Tamboril is a corporation duly
                  ------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified and in good standing in every jurisdiction in which such qualifications is necessary. There are no corporations or other entities with respect to which (i) Tamboril owns any of the outstanding stock or other interests, or (ii) Tamboril may be deemed to be in control because of factors or relationships other than the quantity of stock or other interests owned in such entity except as otherwise disclosed in Exhibit 4.1 annexed hereto and by this reference made a part hereof. Tamboril has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     SECTION 4.2  Charter Documents.  Complete and correct copies of the
                  ------------------
Articles of Incorporation and By-Laws of Tamboril and all amendments thereto, have been or will be delivered to Idaho prior to the Closing capitalization of Tamboril.

     SECTION 4.3  Financial Statements, Assets and Liabilities.  Tamboril's
                  --------------------------------------------
financial statements for the period ended September 30, 1996, a copy of which is annexed hereto as Exhibit 4.3 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financing condition of Tamboril, and results of its operations for the periods covered thereby. Tamboril has good and marketable title to all of its assets and property to be delivered to Idaho hereunder ( by way of tendering all of its outstanding shares of common stock of Idaho), free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements.

     SECTION 4.4  Tax Returns and Payments.  All of Tamboril's tax returns
                  ------------------------
(federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. Tamboril has paid all taxes to be due on said returns, any assessments made against Tamboril and all other taxes, fees and similar charges imposed on Tamboril by any governmental authority (other than those, the amount or validity of which is being contested in good faith by appropriate proceedings). No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

     SECTION 4.5  Required Authorizations.  There have been or will be timely
                  -----------------------
filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Tamboril or the consummation by it of the transactions contemplated hereby.

     SECTION 4.6  Compliance with Law and Government Regulations.  Tamboril is
                  ----------------------------------------------
in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standard affecting its properties and operations, imposed by the United States of America or any state to which Tamboril is subject.

     SECTION 4.7  Litigation.  There is no litigation, arbitration, proceeding
                  ----------
or investigation pending or threatened to which Tamboril is a party or which may result in any material change in the business of condition, financial or otherwise, of Tamboril or in any of its properties or assets, or which might result in any liability on the part of Tamboril, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Tamboril, there is no basis for any such litigation, arbitration, proceeding or investigation.

     SECTION 4.8  Patents, Trade Names and Rights. Exhibit 4.8 annexed hereto
                  -------------------------------
and by this reference is made a part hereof, contains a complete list of all patents, trademarks, service marks, trade marks, service mark, trademark and service mark registrations, applications and licenses with respect the forgoing owned or held by Tamboril. Tamboril has no knowledge of any facts and nothing has come to its attention that would lead it to believe that it has infringed or misappropriated or is infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of Tamboril is threatened.

     SECTION 4.9  Governmental Consent.  No consent, approval, authorization or
                  --------------------
order of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of Tamboril is required in connection with the execution and delivery of this Agreement or the carrying out of any transactions contemplated

     SECTION 4.10 Authority.  Tamboril and its shareholders representing no less
                  ---------
than one hundred percent (100%) of the issued and outstanding shares of Tamboril capital stock of record, have approved this Agreement and duly authorized the execution hereof. Tamboril has full power, authority and legal right to enter into this Agreement on behalf of Tamboril and its shareholders and to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Tamboril with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Tamboril under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Tamboril, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which Tamboril is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tamboril or any of its properties or assets.

     SECTION 4.11 Ownership of Shares.  Tamboril has received representations
                  -------------------
from its shareholders that the holders of 100% of the Tamboril capital stock currently issued and outstanding and which stock is to be transferred to Idaho under this Agreement, have full power and authority transfer such shares of Tamboril capital stock to Idaho hereunder, and that such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and that such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

     SECTION 4.12    Investment Purpose.  Tamboril has received representations
                     ------------------
from its shareholders that the recipients of the restricted Idaho Shares hereunder are acquiring the shares for investment purposes only and acknowledges that the Idaho Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the Securities Act or exemption therefrom.

     SECTION 4.13 Full Disclosure.  None of the representations and warranties
                  ---------------
made by Tamboril herein, or in any exhibit, certificate or memorandum furnished or to be furnished by, on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.


                                   ARTICLE V

                      COVENANTS OF TAMBORIL CIGAR COMPANY


     SECTION 5.1  Conduct Prior to the Closing.  Between the date hereof and the
                  ----------------------------
Closing:

     (a) Except within the regular course of business, Tamboril will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any transaction, without the prior written consent of Idaho;

     (b) Tamboril will not declare any dividends or distributions with respect to its capital stock or amend its Articles of Incorporation or By-Laws, without the prior written consent of Idaho;

     (c) Except within the regular course of business, Tamboril will not incur any indebtedness for money borrowed or issue any debt securities, or incur or suffer to be incurred any liability or obligation of any nature whatsoever, or cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, without the prior written consent of Idaho;

     (d) Tamboril will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Tamboril in connection with any such requirements imposed upon the parties hereto in connection therewith;

     (e) Tamboril shall grant to Idaho and its counsel, accountants and other representatives, full access during normal business hours during the period to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Idaho and such representatives all information relating to Tamboril as Idaho may reasonably request, and shall extend to Idaho the opportunity to meet with Tamboril's accountants and attorneys to discuss the financial condition of Tamboril.

     SECTION 5.2 Affirmative Covenants.  Prior to Closing, Tamboril will do the
                 ---------------------
following:

     (a) Obtain the approval of its Board of Directors and shareholders to proceed with this Agreement;

     (b) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement; and

     (c) Promptly notify Idaho in writing of any material adverse change in the financial condition, business, operations or key personnel of Tamboril, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     SECTION 6.1  Expenses.  Whether or not the transactions contemplated in
                  --------
this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

     SECTION 6.2. Brokers and Finders.  Each of the parties hereto represents,
                  -------------------
as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     SECTION 6.3  Necessary Actions.  Subject to the terms and conditions herein
                  -----------------
provided, each of the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and/or directors of Idaho or Tamboril, as the case may be, shall take all such necessary action.

     SECTION 6.4  Indemnification.
                  ---------------

     (a) Tamboril agrees to defend and hold Idaho harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that Idaho shall incur or suffer, which arise out of, result form or relate to any material breach of, or failure by Tamboril to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Tamboril under this Agreement.

     (b) Idaho agrees to defend and hold Tamboril harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees, that Idaho shall incur or suffer, which arise out of, result form or relate to any material breach of, or failure by Idaho to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Idaho under this Agreement.

     SECTION 6.5  Confidentiality.  All parties hereto agree to keep
                  ---------------
confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.


                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement are subject to the fulfillment and satisfaction of each of the following conditions:

     SECTION 7.1  Legal Action.  No preliminary or permanent injunction or other
                  ------------
order by any federal or state court which prevents the consummation of this Agreement or any of the transactions contemplated by this Agreement shall have been issued and remain in effect.

     SECTION 7.2  Absence of Termination.  The obligations to consummate the
                  ----------------------
transactions contemplated hereby shall not have been canceled pursuant to
Article X hereof.

     SECTION 7.3  Required Approvals. Idaho and Tamboril shall have received all
                  ------------------
such approvals, consents, authorizations or modifications as may be required to permit the performance by Idaho and Tamboril of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and Idaho and Tamboril shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

     SECTION 7.4  "Blue Sky" Compliance.  There shall have been obtained any and
                  ---------------------
all permits, approvals and consents of the appropriate state securities commissions of any jurisdictions, and of any other governmental body or agency, which counsel for Idaho may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.


                                  ARTICLE VIII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF IDAHO

     All obligations of Idaho under this Agreement are subject to the fulfillment and satisfaction by Tamboril prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Idaho.

     SECTION 8.1  Representations and Warranties True at Closing.  All
                  ----------------------------------------------
representations and warranties of Tamboril contained in this Agreement will be true and correct at and as of the time of the Closing, and Tamboril shall have delivered to Idaho certificates, dated the date of the Closing, to such effect and in the form and substance satisfactory to Idaho, and signed, in the case of Tamboril, by its president and secretary.

     SECTION 8.2  Performance.  The obligations of Tamboril to be performed on
                  ------------
or before the Closing pursuant to the terms of this Agreement shall be duly performed within three (3) business days after the Closing, and Tamboril shall have delivered to Idaho a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Idaho.

     SECTION 8.3  Authority.  All action required to be taken by, or on the part
                  ---------
of Tamboril and its shareholders to authorize the execution, delivery and performance of this Agreement by Tamboril and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION 8.4  Absence of Certain Changes or Events.  There shall not have
                  ------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of Tamboril or any event or condition of any character adversely affecting Tamboril, and it shall have delivered to Idaho, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Idaho and signed, in the case of Tamboril, by its president and secretary.

     SECTION 8.5  Acceptance by Tamboril Shareholders.  The holders as of the
                  -----------------------------------
Closing of an aggregate of not less than one hundred percent (100%) of the issued and outstanding shares of capital stock of Tamboril have agreed to exchange their shares for the Idaho Shares specified herein.


                                   ARTICLE IX

                        CONDITIONS PRECEDENT OF TAMBORIL

     All obligations of Tamboril under this Agreement are subject to the fulfillment and satisfaction by Idaho prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Tamboril.

     SECTION 9.1  Representations and Warranties True at Closing.  All
                  ----------------------------------------------
representations and warranties of Idaho contained in this Agreement will be true and correct at and as of the time of the Closing, and Idaho shall have delivered to Tamboril certificates, dated the date of the Closing, to such effect and in the form and substance satisfactory to Tamboril, and signed, in the case of Idaho, by its president and secretary.

     SECTION 9.2  Performance.  The obligations of Idaho to be performed on or
                  -----------
before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Idaho shall have delivered to Tamboril a certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Tamboril, and signed in the case of Idaho, by its president and secretary.

     SECTION 9.3  Authority.  All action required to be taken by, or on the part
                  ---------
of Idaho and its shareholders to authorize the execution, delivery and performance of this Agreement by Idaho and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

     SECTION 9.4  Absence of Certain Changes or Events.  There shall not have
                  ------------------------------------
occurred, since the date hereof, any adverse change in the business, condition (financial or otherwise), assets or liabilities of Idaho or any event or condition of any character adversely affecting Idaho, and it shall have delivered to Tamboril, certificates, dated the date of the Closing, to such effect and in form and substance satisfactory to Tamboril and signed, in the case of Idaho, by its president and secretary.

     SECTION 9.5  Action by Idaho Shareholders.  Prior to the Closing of this
                  ----------------------------
Agreement, the shareholders of Idaho shall have approved this Agreement and the transactions contemplated hereunder, approved the amendments to the Idaho Articles of Incorporation as set forth in Section 1.4 above, and shall have elected new directors as specified in Section 1.4(d) above. The current directors and officers of Idaho shall have submitted their resignations as directors and officers of Idaho effective on the Closing of this Agreement.

                                   ARTICLE X

                                  TERMINATION

     SECTION 10.1 Termination.  Notwithstanding anything herein or elsewhere to
                  -----------
the contrary, this Agreement may be terminated:

     (a) By mutual agreement of the parties hereto at any time;

     (b) By the Board of Directors of Idaho at any time prior to the Closing, if:

               (i) a condition to performance by Idaho under this Agreement or a covenant of Tamboril contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

               (ii) a material default or breach of this Agreement shall be made by Tamboril; or

               (iii) if the Closing shall not have taken place on or prior to October 24, 1996.

     (c) By the Board of Directors of Tamboril at any time prior to the Closing, if:

               (i) a condition to Tamboril's performance under this Agreement or a covenant of Idaho contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition; or

               (ii) a material default or breach of this Agreement shall be made by Idaho; or

               (iii) if the Closing shall not have taken place on or prior to October 24, 1996.

     SECTION 10.2 Effect of Termination.  If this Agreement is terminated, this
                  ---------------------
Agreement, except as to Section 11.1 and Section 11.2, shall no longer be of any force or effect and there shall be no liability on the party of any party or its respective directors, officers or stockholders; provided however, that in the case of a termination without cause by a party or a termination pursuant to
Section 10.1 (b)(i) or 10.1(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief.


                                   ARTICLE XI

                                 MISCELLANEOUS

     SECTION 11.1 Cost and Expenses.  All costs and expenses incurred in
                  -----------------
connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 10.2, Idaho and Tamboril will each bear their own respective expenses.

     SECTION 11.2 Extension of time: Waivers.  At any time prior to the Closing
                  --------------------------
date:

     (a) Idaho may (i) extend the time for the performance of any of the obligations or other acts of Tamboril, (ii) waive any inaccuracies in the representations and warranties of Tamboril contained herein or in any documents delivered pursuant hereto by Tamboril and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Tamboril. Any agreement on the party of Idaho to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Idaho.

     (b) Tamboril may (i) extend the time for the performance of any of the obligations or other acts of Idaho, (ii) waive any inaccuracies in the representations and warranties of Idaho contained herein or in any documents delivered pursuant hereto by Idaho and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Idaho. Any agreement on the party of Tamboril to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Tamboril.

     SECTION 11.3 Notices.  Any notice to any party hereto pursuant to this
                  -------
Agreement shall be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

               IDAHO LEADVILLE MINES CO.
               P.O. Box 8542
               Spokane, WA 98203

               TAMBORIL CIGAR COMPANY
               c/o Kaplan & Gottbetter
               630 Third Avenue
               New York, NY 10017

     Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3. All such notices shall be effective when sent, addressed as aforesaid.

     SECTION 11.4 Parties in Interest.  This Agreement shall inure to the
                  -------------------
benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

     SECTION 11.5 Counterparts.  This Agreement may be executed in one or more
                  ------------
counterparts, each of which shall be deemed an original and together shall constitute one documents. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

     SECTION 11.6 Severability.  The parties hereto agree and affirm that none
                  ------------
of the provisions herein is dependent upon the validity of any other provision, and if any part of this Agreement is deemed to be unenforceable, the remainder of the Agreement shall remain in full force and effect.

     SECTION 11.7 Headings.  The "Article" and "Section" headings are provided
                  --------
herein for convenience of reference only and do not constitute a part of this Agreement.

     SECTION 11.8 Survival of Representations and Warranties.  All terms,
                  ------------------------------------------
conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, shall survive the Closing and the delivery of the Idaho Shares issued hereunder at the Closing, for a period of one year from the Closing regardless of any investigation made by or on behalf of any of the parties hereto.

     SECTION 11.9 Assignability.  This Agreement shall not be assigned by any of
                  -------------
the parties hereto without the prior written consent of the other parties.

     SECTION 11.10   Amendment.  This Agreement may be amended with the approval
                     ---------
of the Boards of Directors of Idaho and Tamboril at any time before or after approval thereof by stockholders of Idaho, if required, and Tamboril; but after such approval by the Idaho shareholders, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

IDAHO LEADVILLE MINES COMPANY


By: /s/ W. Mac Roberts                   Attest: /s/ Jean G. McCarthy
   ---------------------------                  --------------------------
Its: President                                  Secretary


TAMBORIL CIGAR COMPANY

By: /s/ Abraham Shafir                   Attest: /s/ David S. Rector
   ---------------------------                  --------------------------
Its: President                                  Secretary